Exhibit 99.1

NORTHSTAR REALTY FINANCE

ANNOUNCES SECOND QUARTER 2011 RESULTS

Second Quarter 2011 Highlights

•                  AFFO per diluted share of $0.61.

•                  $191 million of unrestricted cash and $102 million of availability in CDOs at June 30, 2011.

•                  Declared second quarter 2011 cash dividend of $0.10 per common share.

•                  Repurchased $86 million par amount of NorthStar CDO bonds for $31 million, average 64% discount to par.

NEW YORK, NY, August 4, 2011 - NorthStar Realty Finance Corp. (NYSE: NRF) today announced its results for the quarter ended June 30, 2011.

Second Quarter 2011 Results

NorthStar reported adjusted funds from operations (“AFFO”) for the second quarter 2011 of $0.61 per diluted share compared with $0.41 per diluted share for the second quarter 2010.

Net loss to common stockholders for the second quarter 2011 was $(52.0) million, or $(0.60) per diluted share, compared to net income of $32.0 million, or $0.42 per diluted share for the second quarter 2010.  Second quarter 2011 net loss includes $(104.2) million of unrealized losses relating to non-cash fair value adjustments, compared to a net gain of $10.2 million for the second quarter 2010.  These non-cash fair value gains and losses are excluded from AFFO.  Realized gains totaled $36.8 million for the second quarter 2011, compared with $81.5 million for the second quarter 2010.

At June 30, 2011, GAAP book value per diluted share was $9.26.  For a reconciliation of net income (loss) to AFFO and GAAP book value per diluted share, please refer to the tables on the following pages.

David T. Hamamoto, chairman and chief executive officer, commented, “Since the beginning of 2011, NorthStar has raised $232 million of corporate capital, which has enabled us to pursue a variety of opportunistic investments that we believe will provide accretive risk adjusted returns.  Through June 30th, we have invested approximately $150 million and subsequent to June 30th, we have closed and/or are working on an incremental $250 million of new investments (including availability in CDOs) which we expect will generate excess cash flow to NorthStar, including having signed a contract to acquire a CRE CDO from CapLease.”

Investments and Fee Income

During the second quarter 2011, NorthStar invested $70 million of unrestricted cash as follows:

•                  $31 million to repurchase $86 million par amount of its CDO bonds with an average original credit rating of A/A2, representing a 64% average discount to par.  As of June 30, 2011, NorthStar owned a total of $495 million of its own CDO bonds, which are eliminated on its consolidated balance sheet.

•                  $11 million unrestricted cash and $15 million of restricted cash to acquire the “B-piece” in a $2.1 billion new issue CMBS transaction.  In addition, NorthStar was approved as special servicer for the CMBS transaction.

•                  $13 million to retire corporate debt, including $9 million par amount of 7.25% exchangeable notes and $4 million par amount of 11.5% exchangeable notes.

•                  $15 million for a new mezzanine loan origination at a 15% fixed rate, secured by a portfolio of six Class-A office buildings located in the suburbs of Philadelphia, PA.

NorthStar had approximately $7.3 billion of assets under management at June 30, 2011.

During the second quarter 2011, NorthStar received management fees from its consolidated CDOs of $4.4 million and special servicing fees of $0.8 million.  These fees are eliminated on NorthStar’s consolidated statement of operations.  In addition, during the second quarter 2011, NorthStar received $0.2 million of advisor fees from NorthStar’s sponsored non-listed REIT.

In July, NorthStar received a $14 million equity distribution from the CapitalSource CDO (“CSE CDO”), including $7 million that was held in an escrow account pending resolution of certain assets.

For additional details regarding our investments and fee income, please refer to the tables on the following pages.

Liquidity, Financing and Capital Markets

Total liquidity at June 30, 2011 included $191 million of unrestricted cash and $102 million of available cash for re-investment in NorthStar’s CDOs.  At June 30, 2011, NorthStar’s only unrestricted cash needs related to non-discretionary future funding obligations associated with existing loan commitments were approximately $4 million.

On May 17, 2011, NorthStar completed the sale of 17.25 million shares of its common stock at a price of $4.25 per share, which includes the full over-allotment option exercised by the underwriters of the offering.  The net proceeds to NorthStar were approximately $69 million.

NorthStar Real Estate Income Trust (“NSREIT”), a non-listed REIT sponsored by NorthStar, raised $18 million in the second quarter 2011.  NSREIT has raised $27 million in 2011 and $57 million since inception through June 30, 2011.  NRF Capital Markets LLC, NorthStar’s wholly-owned broker-dealer subsidiary, executed selling agreements covering more than 30,000 registered representatives during the second quarter 2011, bringing our total signed selling agreements with broker-dealers to more than 40,000 registered representatives.

NorthStar’s only near-term corporate obligations relate to its exchangeable senior notes, of which $23 million principal amount of 7.25% notes are payable in June 2012 at the holders’ option and $47 million of 11.5% notes (net of $10 million held in an escrow account) are due in June 2013.

Risk Management

At June 30, 2011, excluding the CSE CDO, NorthStar had two loans on non-performing status (“NPL”), representing $41 million in aggregate principal amount and a $2 million book value.  This amount is unchanged from March 31, 2011.  In addition, at June 30, 2011, the CSE CDO had one loan on NPL status, representing $1 million in principal amount.  This compares to seven loans as of March 31, 2011, representing $158 million in aggregate principal amount and a $10 million book value.  NorthStar categorizes a loan as non-performing if it is in maturity default and/or is past due 90 days on its contractual debt service payments.

During the second quarter 2011, NorthStar recorded $14 million of loan loss provisions relating to four loans, compared to $25 million of loan loss provisions related to eight loans recorded during the first quarter 2011.  As of June 30, 2011, loan loss provisions totaled $182 million, or 7% of total loans, related to 20 loans with a book value of $280 million.

As of June 30, 2011, NorthStar’s net lease portfolio was 97% leased with a 6.4 year weighted average remaining lease term.

Stockholders’ Equity

At June 30, 2011, NorthStar had 100,223,066 total common shares and operating partnership units outstanding, and $29 million of non-controlling interest relating to its operating partnership.  GAAP book value per diluted share was $9.26 at June 30, 2011.  Exclusive of all unrealized fair value adjustments, loan loss provisions, and accumulated depreciation and amortization, adjusted book value at June 30, 2011 would be $7.35 per diluted share.  For a calculation of adjusted book value per diluted share, please refer to the tables on the following pages.

Common Dividend Announcement

On August 3, 2011, NorthStar announced that its Board of Directors declared a cash dividend of $0.10 per share of common stock, payable with respect to the quarter ended June 30, 2011.  The dividend is expected to be paid on August 19, 2011 to shareholders of record as of the close of business on August 15, 2011. The Company’s common shares will begin trading ex-dividend on August 11, 2011.

Earnings Conference Call

NorthStar will hold a conference call to discuss second quarter 2011 financial results on Thursday August 4, 2011, at 10:00 a.m. Eastern time.  Hosting the call will be David Hamamoto, chairman and chief executive officer; Albert Tylis, co-president and chief operating officer; Daniel Gilbert, co-president and chief investment officer; and Debra Hess, chief financial officer.  The Company will post on its website, www.nrfc.com, a June 30, 2011 update to its corporate presentation.

The call will be webcast live over the Internet from NorthStar’s website, www.nrfc.com, and will be archived on the Company’s website.  The call can also be accessed live over the phone by dialing 800-762-8795, or for international callers, by dialing 480-629-9724.

A replay of the call will be available one hour after the call through Thursday August 11, 2011 by dialing 800-406-7325 or 303-590-3030 for international callers, using pass code 4459199.

About NorthStar Realty Finance Corp.

NorthStar Realty Finance Corp. is a finance REIT that primarily originates, acquires and manages portfolios of commercial real estate debt, real estate securities and net lease properties.  In addition, we engage in asset management and other activities related to real estate and real estate finance.  For more information about NorthStar Realty Finance Corp., please visit www.nrfc.com.

NorthStar Realty Finance Corp.

Consolidated Statements of Operations

($ in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010

Revenues and other income
Interest income	$110,790	$60,721	$208,430	$118,296
Rental and escalation income	25,956	31,779	58,883	51,066
Commission income	1,726	372	2,644	372
Other revenue	1,577	956	1,910	3,150
Total revenues	140,049	93,828	271,867	172,884
Expenses
Interest expense	34,206	34,492	67,626	66,655
Real estate properties — operating expenses	2,613	10,686	15,110	12,287
Asset management expenses	837	505	2,398	1,667
Commission expense	1,299	278	2,016	278
Provision for loan losses	14,200	56,941	38,700	93,257
Provision for loss on equity investment	—	—	4,482	—
General and administrative
Salaries and equity-based compensation (1)	19,528	12,313	32,269	28,845
Auditing and professional fees	2,308	1,947	4,727	4,104
Other general and administrative	5,544	5,516	9,826	9,592
Total general and administrative	27,380	19,776	46,822	42,541
Depreciation and amortization	11,526	7,728	19,608	15,513
Total expenses	92,061	130,406	196,762	232,198
Income (loss) from operations	47,988	(36,578)	75,105	(59,314)
Equity in earnings (losses) of unconsolidated ventures	(1,555)	4,866	(3,783)	6,215
Unrealized gain (loss) on investments and other	(130,607)	(6,397)	(282,825)	(6,836)
Realized gain on investments and other	36,839	81,538	57,711	82,971
Income (loss) from continuing operations	(47,335)	43,429	(153,792)	23,036
Income (loss) from discontinued operations	(1,047)	(1,384)	(638)	(1,095)
Gain on sale from discontinued operations	9,416	2,528	14,447	2,528
Consolidated net income (loss)	(38,966)	44,573	(139,983)	24,469
Less: net income (loss) allocated to the non-controlling interests	(5,813)	(7,357)	(349)	(6,945)
Preferred stock dividends	(5,231)	(5,231)	(10,463)	(10,463)
Contingently redeemable non-controlling interest accretion	(1,973)	—	(4,982)	—
Net income (loss) attributable to NorthStar Realty Finance Corp. common stockholders	$(51,983)	$31,985	$(155,777)	$7,061

Net income (loss) per share from continuing operations (basic/diluted)	$(0.69)	$0.40	$(2.05)	$0.07
Income (loss) per share from discontinued operations (basic/diluted)	(0.01)	(0.01)	(0.01)	(0.01)
Gain per share on sale of discontinued operations (basic/diluted)	0.10	0.03	0.17	0.03
Net income (loss) per common share attributable to NorthStar Realty Finance Corp.	$(0.60)	$0.42	$(1.89)	$0.09
Weighted average number of shares of common stock:
Basic	86,966,645	76,407,339	82,605,559	76,579,403
Diluted	91,233,904	82,279,682	86,908,265	82,305,725
Dividends declared per share of common stock	$0.10	$0.10	$0.20	$0.20

(1) The three months ended June 30, 2011 and 2010 include $2,613 and $4,181 of equity-based compensation expense, respectively. The six months ended June 30, 2011 and 2010 include $4,647 and $9,239 of equity-based compensation expense, respectively.

NorthStar Realty Finance Corp.

Consolidated Balance Sheets

($ in thousands, except share data)

	June 30, 2011 (Unaudited)	December 31, 2010

Assets:
Cash and cash equivalents	$191,193	$125,439
Restricted cash (includes $270,789 and $263,314 from consolidated VIEs, respectively)	322,597	309,384
Operating real estate, net (includes $247,788 and $ - from consolidated VIEs, respectively)	1,032,668	946,102
Real estate securities, available for sale (includes $1,759,891 and $1,668,217 from consolidated VIEs, respectively)	1,815,168	1,691,054
Real estate debt investments, net (includes $1,633,607 and $1,659,882 from consolidated VIEs, respectively)	1,750,485	1,826,239
Real estate debt investments, held for sale (includes $34,479 and $18,661 from consolidated VIEs, respectively)	34,479	18,662
Investments in and advances to unconsolidated ventures (includes $59,469 and $66,959 from consolidated VIEs, respectively)	86,324	94,412
Receivables, net of allowance of $3,241 in 2011 and $2,642 in 2010 (includes net $22,183 and $26,337 from consolidated VIEs, respectively)	32,066	32,329
Receivables, related parties	6,302	4,101
Unbilled rents receivable (includes $448 and $ - from consolidated VIEs, respectively)	11,319	10,404
Derivative assets, at fair value (includes $31 and $42 from consolidated VIEs, respectively)	31	59
Deferred costs and intangible assets, net (includes $37,095 and $ - from consolidated VIEs, respectively)	88,175	52,973
Assets of properties held for sale (includes $5,166 and $13,141 from consolidated VIEs, respectively)	11,226	5,101
Other assets (includes $28,002 and $14,277 from consolidated VIEs, respectively)	48,583	35,732
Total assets	$5,430,616	$5,151,991

Liabilities:
CDO bonds payable, at fair value (includes $2,463,416 and $2,258,805 from consolidated VIEs, respectively)	$2,463,416	$2,258,805
Mortgage notes payable (includes $212,000 and $ - from consolidated VIEs, respectively)	887,619	803,114
Exchangeable senior notes	237,938	126,889
Junior subordinated notes, at fair value	206,950	191,250
Secured term loans	14,682	36,881
Accounts payable and accrued expenses (includes $18,977 and $15,668 from consolidated VIEs, respectively)	55,692	49,851
Escrow deposits payable (includes $49,121 and $60,163 from consolidated VIEs, respectively)	49,247	60,711
Derivative liabilities, at fair value (includes $185,385 and $190,993 from consolidated VIEs, respectively)	191,240	220,689
Liabilities of properties held for sale (includes $208 and $99 from consolidated VIEs, respectively)	208	99
Other liabilities (includes $30,558 and $8,654 from consolidated VIEs, respectively)	49,543	31,189
Total liabilities	4,156,535	3,779,478

Contingently redeemable non-controlling interest	99,804	94,822

Equity:
NorthStar Realty Finance Corp. Stockholders’ Equity:
8.75% Series A preferred stock, $0.01 par value, $25 liquidation preference per share, 2,400,000 shares issued and outstanding at June 30, 2011 and December 31, 2010	57,867	57,867
8.25% Series B preferred stock, $0.01 par value, $25 liquidation preference per share, 7,600,000 shares issued and outstanding at June 30, 2011 and December 31, 2010	183,505	183,505
Common stock, $0.01 par value, 500,000,000 shares authorized, 95,949,693 and 78,104,753 shares issued and outstanding at June 30, 2011 and December 31, 2010, respectively	960	781
Additional paid-in capital	809,694	723,102
Retained earnings	120,208	293,382
Accumulated other comprehensive loss	(32,559)	(36,119)
Total NorthStar Realty Finance Corp. Stockholders’ Equity	1,139,675	1,222,518
Non-controlling interest	34,602	55,173
Total equity	1,174,277	1,277,691
Total liabilities and stockholders’ equity	$5,430,616	$5,151,991

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Funds from Operations:
Income (loss) from continuing operations	$(47,335)	$43,429	$(153,792)	$23,036
Non-controlling interest	(8,267)	(4,965)	(8,395)	(6,927)
Consolidated net income (loss) before non-controlling interest in operating partnership	(55,602)	38,464	(162,187)	16,109

Adjustments:
Preferred stock dividends	(5,231)	(5,231)	(10,463)	(10,463)
Depreciation and amortization	11,526	7,728	19,608	15,513
Funds from discontinued operations	(909)	(749)	154	287
Real estate depreciation and amortization, unconsolidated ventures	207	237	439	474
Funds from Operations	(50,009)	40,449	(152,449)	21,920

Adjusted Funds from Operations:
Funds from Operations	(50,009)	40,449	(152,449)	21,920
Straight-line rental income, net	(1,009)	(361)	(1,232)	(907)
Straight-line rental income and fair value lease revenue, unconsolidated ventures	(31)	(19)	(52)	(45)
Amortization of above/below market leases	(170)	(214)	(384)	(478)
Amortization of equity-based compensation	2,613	4,181	4,647	9,239
Unrealized (gain) loss from fair value adjustments	104,176	(12,926)	226,464	(33,777)
Unrealized loss from fair value adjustments, unconsolidated ventures	—	2,731	—	3,357
Adjusted Funds from Operations	$55,570	$33,841	$76,994	$(691)

FFO per share of common stock	$(0.55)	$0.49	$(1.75)	$0.27
AFFO per share of common stock	$0.61	$0.41	$0.89	$0.00

Non-GAAP Financial Measures

Included in this press release are certain “non-GAAP financial measures,” which are measures of NorthStar’s historical or future financial performance that are different from measures calculated and presented in accordance with accounting principles generally accepted in the United States, or U.S. GAAP, within the meaning of applicable SEC rules.  These include: Funds From Operations and Adjusted Funds From Operations.  The following discussion defines these terms, which NorthStar believes can be useful measures of its performance.

Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)

Management believes that funds from operations, or FFO, and adjusted funds from operations, or AFFO, each of which are non-GAAP measures, are additional appropriate measures of the operating performance of a REIT and NorthStar in particular. We compute FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (NAREIT), as net income or loss (computed in accordance with GAAP), excluding gains or losses from sales of depreciable properties, the cumulative effect of changes in accounting principles, real estate-related depreciation and amortization, and after adjustments for unconsolidated/uncombined partnerships and joint ventures.  FFO, as defined by NAREIT, is a computation made by analysts and investors to measure a real estate company’s cash flow generated by operations.

NorthStar calculates AFFO by subtracting from or adding to FFO:

•                  normalized recurring expenditures that are capitalized by NorthStar and then amortized, but which are necessary to maintain NorthStar’s properties and revenue stream, e.g., leasing commissions and tenant improvement allowances;

•                  an adjustment to reverse the effects of the straight-lining of rents and fair value lease revenue;

•                  the amortization or accrual of various deferred costs including intangible assets and equity-based compensation;

•                  an adjustment to reverse the effects of acquisition gains or losses; and

•                  an adjustment to reverse the effects of non-cash unrealized gains (losses).

NorthStar’s calculation of AFFO differs from the methodology used for calculating AFFO by certain other REITs and, accordingly, our AFFO may not be comparable to AFFO reported by other REITs.

Neither FFO nor AFFO is equivalent to net income or cash generated from operating activities determined in accordance with U.S. GAAP.  Furthermore, FFO and AFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties.  Neither FFO nor AFFO should be considered as an alternative to net income as an indicator of NorthStar’s operating performance or as an alternative to cash flow from operating activities as a measure of NorthStar’s liquidity.

NorthStar urges investors to carefully review the GAAP financial information included as part of the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and quarterly earnings releases.

Assets Under Management at June 30, 2011 (1)

($ in thousands)

	Amount	%
Investment-grade CRE securities	$839,336	11.5%
Non-investment grade CRE securities	2,513,298	34.5%
Total CRE Securities	3,352,634	46.0%

First mortgages loans (2)	1,955,509	26.9%
Mezzanine and subordinate loans (3)	1,009,346	13.9%
Total CRE Debt	2,964,855	40.8%

Investment-grade net lease	161,845	2.2%
Non-investment grade net lease	801,852	11.0%
Total Net Lease	963,697	13.2%

Total	$7,281,186	100.0%

(1) Based on principal amount of CRE debt, CRE securities and equity investments and the purchase price of operating real estate.

(2) Includes $242 million of junior participations in first mortgage loans.

(3) Includes $475 million related to equity investments, joint ventures and operating real estate.

Balance Sheet Holdings of NorthStar CDO Bonds (1)

at June 30, 2011

($ in thousands)

	Current Face Amount
	Original Investment Grade Bonds	Original Below Investment Grade Bonds	Total CDO Bonds

N-Star I	$9,000	$14,000	$23,000
N-Star II	0	15,106	15,106
N-Star III	16,855	0	16,855
N-Star IV	9,750	0	9,750
N-Star V	8,751	0	8,751
N-Star VI	26,925	13,950	40,875
N-Star VII	15,600	16,200	31,800
N-Star VIII	65,550	59,400	124,950
N-Star IX	75,980	13,040	89,020
CSE CDO	86,930	47,450	134,380

Total	$315,341	$179,146	$494,487

WA original credit rating	A+/A1	BB/ Ba2

(1)                    Unencumbered CDO bonds are owned by NorthStar. These CDO bonds are eliminated with the liability of the respective CDO issuer on NorthStar’s consolidated financial statements. Therefore, the acquisition of these CDO bonds results in a reduction of debt and associated interest expense, as opposed to an additional asset and associated interest income.

Management Fees From NorthStar CDO Financings at June 30, 2011

($ in thousands)

	Fee - Based	Annual Management Fee %
	Assets	Senior	Subordinate	Total
N-Star I (1)	$204,014	0.15%	0.20%	0.35%
N-Star II (1)	210,345	0.15%	0.20%	0.35%
N-Star III	386,448	0.15%	0.20%	0.35%
N-Star IV	445,664	0.15%	0.20%	0.35%
N-Star V (1)	496,911	0.15%	0.20%	0.35%
N-Star VI	498,893	0.15%	0.25%	0.40%
N-Star VII	588,046	0.15%	0.20%	0.35%
N-Star VIII	964,370	0.15%	0.25%	0.40%
N-Star IX	765,190	0.15%	0.25%	0.40%
CSE CDO (2)	1,120,716	0.15%	0.25%	0.40%

Total	$5,680,597

(1) Subordinate management fees not received for the second quarter.

(2) Includes advancing agent fees received during the second quarter 2011.

NorthStar CDO Financings Cash Distributions and Coverage Test Summary

($ in thousands)

				Quarterly
		Cash Distributions (1)		Interest Coverage	Overcollateralization
	Primary	Quarter Ended		Cushion (2)	Cushion (2)
	Collateral	June 30,		June 30,	June 30,	At
	Type	2011		2011	2011	Offering

N-Star I	CRE Securities	$—		$(516)	$(11,396)	$8,687
N-Star II	CRE Securities	—		223	(1,763)	10,944
N-Star III	CRE Securities	2,115		1,847	13,003	13,610
N-Star IV	CRE Debt	2,604		2,045	65,034	19,808
N-Star V	CRE Securities	—		860	(19,689)	12,940
N-Star VI	CRE Debt	530		845	54,197	17,412
N-Star VII	CRE Securities	1,722		1,724	19,130	13,966
N-Star VIII	CRE Debt	3,414		4,608	118,094	42,193
N-Star IX	CRE Securities	1,790		1,927	39,998	24,516
CSE CDO	CRE Debt	—	(3)	4,012	49,376	(151,595	)(4)

Table shows cash distributions to the retained income notes.  Interest coverage and overcollateralization coverage to the most constrained class.

(1) Cash distributions are exclusive of senior management fees which are not subject to the coverage tests.

(2) Quarterly interest cushion and overcollateralization cushions from remittance report issued on date nearest to June 30, 2011.

(3) In July, NorthStar received a cash distribution totaling $14 million, including a $7 million accrued distribution.

(4) Based on trustee report as of June 24, 2010 which was closest to the date of acquisition.

NorthStar CDO Investment Activity Summary

($ in thousands)

Second Quarter 2011
CRE Debt
Purchases / new fundings	$107,518
Future Fundings	4,665
Repayments / Sales	165,293

CRE Securities
Purchases, principal amount	$106,070
Purchases, cost	68,652
Purchases WA credit rating	BB-/ Ba3
Sales, principal amount	55,796
Sales, cost	56,072

Credit Ratings Distribution of Real Estate Securities Under Management

($ in thousands)

	Amount	%
AAA	$130,996	3.9%
AA	48,017	1.5%
A	238,505	7.1%
BBB	421,819	12.6%
BB	526,335	15.7%
B	406,015	12.1%
CCC	603,030	18.0%
CC	279,602	8.3%
C	326,420	9.7%
Below C	323,656	9.7%
NR	48,239	1.4%
Total (average of B /B2)	$3,352,634	100.0%

CMBS Vintages Under Management

($ in thousands)

	Amount	%	Cumulative
1997	$34,408	1.2%	1.2%
1998	55,402	1.9%	3.1%
1999	21,374	0.8%	3.9%
2000	94,791	3.3%	7.2%
2001	75,539	2.7%	9.9%
2002	71,764	2.5%	12.4%
2003	117,714	4.1%	16.5%
2004	315,500	11.1%	27.6%
2005	501,076	17.6%	45.2%
2006	823,895	29.0%	74.2%
2007	560,306	19.7%	93.9%
2008	38,046	1.3%	95.2%
2009	54,075	1.9%	97.1%
2010	2,300	0.1%	97.2%
2011	76,046	2.8%	100.0%

Total	$2,842,236	100.0%

GAAP Book Value Rollforward

($ in thousands, except per share data)

	Amount	Per Diluted Share
Common book value at March 31, 2011, per diluted share	$918,739	$11.11

Net income to common shareholders and non-controlling interest, excluding non-cash fair value adjustments included in net income	49,739	0.60

Fair value adjustments included in net income:
CDO bonds payable	(22,691)	(0.27)
Trust preferred debt	13,053	0.16
Securities and investments held at fair value	(80,713)	(0.98)
Derivatives	(13,825)	(0.17)

Amortization of other comprehensive income for derivatives	1,873	0.02

Common dividends (1)	(8,289)	(0.10)

Equity component of exchangeable senior notes repurchased	(285)	0.00

Accretion (dilution) from additional shares issued during quarter (2)	70,164	(1.11)
Total net increases/(decreases)	9,026	(1.85)

Common book value at June 30, 2011, per diluted share (3)	$927,765	$9.26

(1)          Excludes dividends paid on shares raised in common stock offering completed in May 2011.

(2)          Includes $69 million of net proceeds from common stock offering completed in May 2011, net of common dividends associated with these shares paid during the quarter.  Additional amounts relate to amortization of LTIP shares and issuance of common shares from the Dividend Reinvestment and Stock Purchase Plan.

(3)          Cumulative net fair value adjustments total a positive $514.0 million ($5.13 per diluted share), credit loss reserves total a negative $181.8 million ($1.82 per diluted share) and accumulated depreciation and amortization total a negative $140.2 million ($1.40 per diluted share) as of June 30, 2011. Excluding all fair value adjustments, loan loss provisions, and accumulated depreciation and amortization would result in a $7.35 adjusted book value per diluted share at June 30, 2011.

NRFC NNN Holdings, LLC Portfolio Summary

($ in thousands)

					Years				Acquisition
Date				Square	Net	Acquisition	Existing		Cost less
Acquired	Tenant or Guarantor of Tenant		Location/MSA	Feet	Lease (1)	Cost (2)	Debt		Debt

Oct-2004	ALGM Portfolio - Sbarro, Inc. (3) (4)		One property in New York, NY	7,500	1.5	$3,246	$—		$3,246
Nov-2007	Alliance Data Systems Corp.		Columbus, OH	199,112	6.4	33,826	23,084		10,742
Mar-2007	Citigroup, Inc.		Fort Mill, SC/Charlotte	165,000	9.3	34,303	30,022		4,281
Jun-2007	Landis Logistics / East Penn		Reading, PA	609,000	6.5	28,473	18,507		9,966
Jun-2006	Covance, Inc.		Indianapolis, IN	333,600	14.5	34,519	27,604		6,915
Feb-2007	Credence Systems Corp.		Milpitas, CA/San Jose	178,213	5.7	30,144	21,392		8,752
Sep-2006	Dick’s Sporting Goods, Inc. / PetSmart, Inc. (4)		9 properties	467,971	4.4-13.2	64,503	47,244		17,259
Sep-2005	Electronic Data Systems Corp.		2 in MI / 1 in CA / 1 in PA	387,842	4.3	62,718	45,819		16,899
Aug-2005	GSA - U.S. Department of Agriculture		Salt Lake City, UT	117,553	0.8	22,424	14,844		7,580
Jul-2006	Northrop Grumman Space & Mission Systems Corp	.	Aurora, CO/Denver	183,529	4.0	43,625	33,059	(5)	10,566
Mar-2006	Party City Corp. (Amscan) / Lerner Enterprises, Inc.		Rockaway, NJ/ Northern NJ	121,038	3.9-6.1	21,955	16,760		5,195
Feb-2006	Quantum Corporation (6)		Colorado Springs, CO	406,207	1.4-9.7	27,635	17,745		9,890

Total NRFC NNN Holdings, LLC Portfolio				3,176,565	6.9	$407,371	$296,080		$111,291

(1) Remaining lease terms as of June 30, 2011.  Total represents weighted average based on acquisition cost.

(2) Acquisition cost does not include purchase price allocations.

(3) Proceeds from sales of $10 million are being held in escrow for use in acquiring a suitable replacement property.

(4) One ALGM property and six of ten Dick’s Sporting Goods, Inc. / PetSmart, Inc. properties are ground lease interests.

(5) Property is financed via a $32.4 million first mortgage with a third party and a $0.7 million mezzanine loan held by a consolidated NorthStar entity.

(6) Dollar amounts shown are 50% of total relating to NRFC NNN Holding’s, LLC subsidiary’s 50% interest in a joint venture with an institutional investor.

Portfolio Cash Flow and Tenant Credit Profile

($ in thousands)

	Three Months Ended June 30, 2011				Primary Tenant
Tenant or Guarantor of Tenant	Base Rent	NOI	Debt Service	NOI Less Debt Service	Market Cap (1)		Actual Credit Rating

ALGM Portfolio - Sbarro, Inc.	$206	$206	$—	$206	N/A	(2)	not rated
Alliance Data Systems Corp.	582	581	(455)	126	4,847		not rated
Citigroup, Inc.	538	537	(507)	30	113,537		A/A3
Landis Logistics / East Penn	158	22	(332)	(310)	N/A	(3)	not rated
Covance, Inc.	638	637	(513)	124	3,685		not rated
Credence Systems Corp.	688	679	(443)	236	312		not rated
Dick’s Sporting Goods, Inc. / PetSmart, Inc.	1,317	1,277	(966)	311	4,710		not rated(4)
Electronic Data Systems Corp.	1,508	1,498	(817)	681	13,900		not rated
GSA - U.S. Department of Agriculture	579	454	(300)	154	N/A		implied AAA
Northrop Grumman Space & Mission Systems Corp.	814	814	(695)	119	18,518		BBB+/Baa1
Party City Corp. (Amscan) / Lerner Enterprises, Inc.	441	441	(301)	140	362	(5)	B/B2(6)
Quantum Corporation (50%)	611	609	(324)	285	727		B/B2

Total	$8,080	$7,755	$(5,653)	$2,102

(1) Based on information from Bloomberg at close of market on June 30, 2011.

(2) Sole tenant in leasehold interest, Sbarro, Inc. filed for bankruptcy protection (Chapter 11) in April 2011, no other recent data is available.

(3) Privately-held company, market capitalization information is not publicly disclosed.

(4) Dick’s Sporting Goods, Inc. is not rated by the major credit rating agency’s.  PetSmart, Inc. is rated BB by S&P.

(5) Represents purchase price by Amscan Holdings, Inc. (controlled by Berkshire Partners and Weston Presidio) for Party City in December 2005.  No other recent data is available.

(6) The Party City Corp. lease is guaranteed by Amscan Holdings, Inc. which has a B/B2 credit rating by S&P and Moody’s, respectively.

Safe Harbor Statement

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which can be identified by words like “anticipate,” “believe,” “plan,” “hope,” “goal,” “expect,” “future,” “intend,” “will,” “could” and “should,” and similar expressions.  These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements; NorthStar can give no assurance that its expectations will be attained.  Forward-looking statements are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying any forward-looking statements will not materialize or will vary significantly from actual results.  Variations of assumptions and results may be material.  Factors that could cause actual results to differ materially from NorthStar’s expectations include, but are not limited to, changes in economic conditions generally and the real estate and bond markets specifically, availability of capital, ability to pursue available acquisitions and investment opportunities, possible impairments, ability to achieve targeted returns, increases in non-performing loans, ability to compete effectively for servicing and selling agreements, failure to make new investments as and when anticipated, generally accepted accounting principles and policies and rules applicable to REITs.  Factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the Company’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2010.  Such forward-looking statements speak only as of the date of this press release.  NorthStar expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in its expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Contact:

Investor Relations

Joe Calabrese

(212) 827-3772